Exhibit 2.1 / AMENDMENT 1 TO FORM A


                                     FORM A
                                 Amendment No. 1

                STATEMENT REGARDING THE ACQUISITION OF CONTROL OF
                        OR MERGER WITH A DOMESTIC INSURER

             Filed with the Office of the Commissioner of Insurance
                               State of Wisconsin

                 PHYSICIANS INSURANCE COMPANY OF WISCONSIN, INC.

                                       BY

                            PROASSURANCE CORPORATION

Filed with the insurance department of Wisconsin

Dated:   January 9, 2006

Name, Title, Address and Telephone Number of Individual to Whom Notices and Correspondence Concerning This Statement Should Be Addressed:

Victor T. Adamo, Esq, CPCU                   William T. Montei
President                                    President
ProAssurance Corporation                     Physicians Insurance
100 Brookwood Place, Suite 300               Company of Wisconsin, Inc.
Birmingham, Alabama  35209                   1002 Deming Way
(205)877-4470                                Madison, Wisconsin  53717
                                             (608) 831-8331
with copies to:

Jon C. Nordenberg                            Jeffrey B. Bartell
Boardman Suhr Curry & Field LLP              William J. Toman
One South Pinkney Street, 4th Floor          Quarles & Brady LLP
P.O. Box 927                                 One South Pinckney St., Suite 600
Madison, Wisconsin  53701                    Madison, Wisconsin  53703
(608) 257-9521                               (608) 251-5000

and

Jack P. Stephenson
Burr & Forman LLP
3100 Southtrust Tower
420 North 20th Street
Birmingham, Alabama  35203
(205) 458-5201


                         Page 1, AMENDMENT 1 TO FORM A

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Exhibit 2.1 / AMENDMENT 1 TO FORM A


ITEM 2.           IDENTITY AND BACKGROUND OF THE APPLICANT

(c)      Organizational Chart:
         ---------------------

         Please see the attached revised organizational chart. Exhibit B(1).

         Specialty Underwriters Reinsurance Facility was dissolved effective December 9, 2005 and is no longer a part of the ProAssurance Holding Company Group.

         NCRIC Physicians Organization, Inc. was sold by ConsiCare, Inc. to NCRIC Corporation effective December 12, 2005 for a nominal amount due to the pending sale of ConsiCare and HCI Ventures.

         ConsiCare, Inc. and HCI Ventures, LLC were sold to a non-affiliate effective December 31, 2005 and are no longer part of the ProAssurance Holding Company Group.

         MEEMIC Insurance Company and MEEMIC Insurance Services Corporation were sold to Motors Insurance Corporation effective January 1, 2006 and are no longer part of the ProAssurance Holding Company Group.

         MEEMIC Holdings, Inc. filed paperwork to change its name to MEMH Holdings, Inc. on January 5, 2006 in conjunction with the sale of MEEMIC Insurance Company and MEEMIC Insurance Services Corporation.


ITEM 3.  IDENTITY AND BACKGROUND OF INDIVIDUALS ASSOCIATED WITH APPLICANT

         Board of Directors of ProAssurance

Set forth below are the names and addresses of the current directors and executive officers of ProAssurance and a brief description of their principal occupations and employment during the last five (5) years. None of the directors or executive officers of ProAssurance has ever been convicted in a criminal proceeding (excluding traffic violations not involving death or injury) during the last 10 years.

ProAssurance is a publicly traded company. According to the latest reports filed with the SEC, there are no owners of 10% or more of the voting securities of ProAssurance. The current directors and executive officers can be contacted at 100 Brookwood Place, Birmingham, Alabama 35209.


                         Page 2, AMENDMENT 1 TO FORM A

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Exhibit 2.1 / AMENDMENT 1 TO FORM A


          EXECUTIVE OFFICERS


JEFFREY P. LISENBY - - (Age 37) Secretary.  Mr. Lisenby was elected Secretary of
          ProAssurance effective January 1, 2006. Mr. Lisenby also has served as Vice President and Legal Counsel of ProNational and TMAC since 2001. Prior to joining ProAssurance, Mr. Lisenby was in private practice in Birmingham, Alabama, from 1996 to 2001 and served as a judicial clerk for the United States District Court for the Northern District of Alabama from 1995 to 1996. Mr. Lisenby also holds positions as an officer of various direct and indirect subsidiaries of ProAssurance.

          Mr. Lisenby's Biographical Affidavit is attached as Exhibit C.


ITEM 12. FI NANCIAL STATEMENTS AND EXHIBITS

     (a)   Exhibit B(1)         Organizational Chart

           Exhibit C            Biographical Affidavits for the following
                                ProAssurance Corporation Officers and Directors:

                                Jeffrey P. Lisenby


                         Page 3, AMENDMENT 1 TO FORM A

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Exhibit 2.1 / AMENDMENT 1 TO FORM A


ITEM 13. SIGNATURE AND CERTIFICATION

          SIGNATURE

Pursuant to the requirements of ch. Ins. 40, Wis. Adm. Code, ProAssurance Corporation has caused this application to be duly signed on its behalf in the city of Birmingham, and the state of Alabama on the 9th day of January, 2006.


(SEAL)


                                         ProAssurance Corporation

                                         BY: /s/ Victor T. Adamo
                                             -------------------
                                         ITS:    President

Attest:

/s/ Edward L. Rand, Jr.
-----------------------
BY: Senior Vice President


                                  CERTIFICATION

The undersigned deposes and says that he has duly executed the attached application dated January 9, 2006 for and on behalf of ProAssurance Corporation; that he is the President of such company and that he is authorized to execute and file such instrument.

Deponent further says that he is familiar with the instrument and the contents thereof, and that the facts therein set forth are true to the best of his knowledge, information and belief.


                                         /s/ Victor T. Adamo
                                         -------------------
                                         Victor T. Adamo, President

Subscribed and sworn to this

9th day of January, 2006



/s/ Kathryn A. Neville
----------------------
Notary Public:  Kathryn A. Neville
My Commission Expires on: 3/13/06


                         Page 4, AMENDMENT 1 TO FORM A

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Exhibit 2.2 / EXHIBIT B, AMENDMENT 1 TO FORM A


ORGANIZATIONAL CHART


                             [SEE SUPPLEMENTAL PDF]



                    Page 1, EXHIBIT B, AMENDMENT 1 TO FORM A